UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Proxy Statement

                              eAutoclaims.com, Inc.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                              eAutoclaims.com, Inc.
                               110 E. Douglas Road
                             Oldsmar, Florida 34677

                         NOTICE OF CONSENT SOLICITATION
                                  July __, 2004

To the Stockholders of eAutoclaims.com, Inc.:

         You are being asked to consider and provide written consent to the following proposals:

         1. To approve an amendment to our Certificate of Incorporation to change the name of the corporation to "eAutoclaims, Inc."; and

         2. To approve an amendment to our Certificate of Incorporation to increase the number of shares of common stock that we are authorized to issue from 50,000,000 shares to 100,000,000 shares.

         Attached is a consent statement that more fully describes the proposals. Please give this information your careful attention.

         THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE PROPOSALS AND RECOMMENDS THAT STOCKHOLDERS CONSENT TO THEM.

Please act promptly in marking, signing, and dating the enclosed consent card solicited by your board of directors, and delivering it by facsimile to the Company (813-749-1040) or returning it in the return envelope provided, which requires no postage if mailed in the United States.

         Only stockholders of record at the close of business on the record date set by the Board of Directors, June 25, 2004, are entitled to vote on the proposals.



                                            By Order of the Board of Directors


                                            ---------------------------
                                            Jeffrey D. Dickson, Chairman


Oldsmar, Florida
July __, 2004
                              eAutoclaims.com, Inc.
                               110 E. Douglas Road
                             Oldsmar, Florida 34677

                                CONSENT STATEMENT


                            VOTING AND OTHER MATTERS

General

         This Consent Statement and related solicitation materials are being furnished to you in connection with the solicitation of executed consents of the stockholders of eAutoclaims.com, Inc. by the board of directors. This information is being released to stockholders on or about July__, 2004.

         We are soliciting consents to act upon the following proposals: (i) to amend our Certificate of Incorporation to change the name of the corporation to "eAutoclaims, Inc.", and (ii) the amend our Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue from 50,000,000 shares to 100,000,000 shares.

THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE PROPOSALS AND RECOMMENDS THAT THE STOCKHOLDERS CONSENT TO THEM.

         Each member of our Board of Directors who owns shares of our Common Stock and certain of our largest stockholders have indicated that they will consent to each of the proposals. These shares total approximately 6% of our outstanding voting stock as of June 25, 2004, the record date for this consent solicitation.

         An explanation of the consent solicitation process, including the date on which consents expire and the revocability of consents is provided in the section of this Consent Statement entitled "Voting Rights and Solicitation."

         A form of consent is enclosed. Stockholders are requested to mark, sign, and date the enclosed form of consent and return it as promptly as possible by facsimile (813-749-1040) or in the envelope provided with these materials, which requires no postage if mailed in the United States.

Voting Securities and Voting Rights

         Stockholders of record as of the close of business on June 25, 2004, are entitled to vote on the proposals. As of the record date, there were 33,802,394 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), issued and outstanding. Each share is entitled to one vote on all issues requiring a stockholder vote. Directors shall be elected by a plurality of the votes cast.

The Consent Procedures

         The matters being considered by the stockholders are being submitted for action by written consent, rather than by votes cast at a meeting. Section
78.320 of the Revised Statutes of the State of Nevada states that, unless otherwise provided in the certificate of incorporation or the bylaws, any action required or permitted to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

         Our Board set June 25, 2004 as the record date for this Consent Solicitation. Neither our certificate of incorporation nor our bylaws contain any provision or language in any way limiting the right of stockholders to take action by written consent.

Why is eAuto Soliciting Consents as Opposed to Holding an Annual Meeting?

         The Board of Directors believes it would not be in the best interest of eAuto and its stockholders to incur the cost of holding an annual meeting in connection with these actions. Based on the foregoing, our Board of Directors has determined not to call an annual meeting of stockholders, and none will be held this year.

What Vote is Required?

         In the case of this consent solicitation, written, unrevoked consents of the holders of a majority of the shares of the Common Stock outstanding and entitled to vote on June 25, 2004, the record date for determining stockholders entitled to express consent to the actions proposed in this solicitation, are required for approval of each proposal.

         These consents must be delivered to us as described above to effect the proposals for which stockholder consents are being solicited.

What If I Sign a Consent But Do Not Indicate My Vote?

         If a shareholder specifies how the consent card is to be voted with respect to the proposals, the consent card will be voted in accordance with that specification. If a shareholder fails to so specify, the consent card will be deemed consent to each of the proposals.

How Are Abstentions and Broker Non-Votes Treated?

         Consent cards that reflect abstentions, withheld votes, and broker non-votes will be treated as voted for purposes of determining the affirmative vote necessary to approve the proposals. As such, abstentions, withheld votes, and broker non-votes have the effect of votes against the proposals.

What If I Do Not Consent But the Proposal is Still Approved?

         Stockholders who do not consent to the approval of the proposals by execution of the consent card will nonetheless be bound by the proposals if sufficient written consents are received by us to approve the proposals as set forth above. No dissenters' or similar rights apply to stockholders who do not approve the proposals.

How Will Consents Be Solicited?

         We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Consent Statement, the consent, and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to fiduciaries and custodians holding shares in their names that are beneficially owned by others. The original solicitation of consents by mail may be supplemented by a solicitation by telephone, telegram, or other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any of those services. Except as described above, we do not presently intend to solicit consents other than by mail.

Can I Revoke My Consent?

         A consent executed by a stockholder may be revoked at any time up until signed unrevoked consents by the holders of a majority of the votes of our Common Stock outstanding on the consent record date have been delivered to us in accordance with the Nevada Revised Statutes. To revoke consent, a stockholder must deliver a written, signed and dated revocation prior to that time. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The revocation must be delivered to our principal executive offices or any other address provided by us for that purpose.

When Do Consents Expire?

         All consents, regardless of when dated, will expire unless valid, unrevoked consents constituting the requisite number of outstanding shares of our Common Stock are delivered to us on or before 45 days of the earliest dated consent delivered to us.

Delivery of Consent Statement and Annual Report to Households

         The Securities and Exchange Commission has implemented a rule permitting companies and brokers, banks or other intermediaries to deliver a single copy of an annual report and Consent Statement to households at which two or more beneficial owners reside. This method of delivery, which eliminates duplicate mailings, is referred to as "householding." Beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of the Company's Annual Report and this Consent Statement.

         If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

         Beneficial owners who reside at a shared address, at which a single copy of the Company's Annual Report and this Consent Statement is delivered may obtain a separate Annual Report and/or Consent Statement without charge by sending a written request to: eAUTOCLAIMS.COM, INC., 110 East Douglas Road, Oldsmar, Florida 34677, Attention: Investor Relations, or by calling the Company at (813) 749-1020. The Company will promptly deliver an Annual Report and Consent Statement upon receipt of such request.

         Not all brokers, banks or other intermediaries may offer the opportunity to permit beneficial owners to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, bank or other intermediary directly. Alternately, if you want to revoke your consent to householding and receive separate annual reports and Consent statements for each beneficial owner sharing your address, you must contact your broker, bank or other intermediary to revoke your consent.

Annual Report and Other Matters

         Our Form 10-KSB for the fiscal year ended July 31, 2003, which was mailed to stockholders with or preceding this Consent Statement, contains financial and other information about the Company, but is not incorporated into this Consent Statement and is not to be considered a part of this Consent Statement materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the "Report of the Audit Committee" below shall not be deemed "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

WE WILL PROVIDE UPON WRITTEN REQUEST, WITHOUT CHARGE TO EACH STOCKHOLDER OF RECORD AS OF THE RECORD DATE, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JULY 31, 2003 AS FILED WITH THE SEC. ANY EXHIBITS LISTED IN THE REPORTS ALSO WILL BE FURNISHED UPON REQUEST AT THE ACTUAL EXPENSE INCURRED BY US IN FURNISHING SUCH EXHIBITS. ANY SUCH REQUESTS SHOULD BE DIRECTED TO OUR SECRETARY AT OUR EXECUTIVE OFFICES SET FORTH IN THIS CONSENT STATEMENT.

                                  PROPOSAL ONE

                       Change of name to eAutoclaims, Inc.


PURPOSE OF NAME CHANGE

         The Board of Directors has determined that the inclusion of "Com" in our Company's name carries an unfavorable image, and has selected as our new name "eAutoclaims, Inc."

Effects of Name Change

         Changing our name will not have any effect on our corporate status, the rights of stockholders or the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name "eAutoclaims.com, Inc.," will continue to be valid and represent shares of common stock of eAutoclaims, Inc., a Nevada corporation, following the name change. In the future, new stock certificates will be issued bearing our new name, but this will in no way affect the validity of your current stock certificates.

         In connection with our name change, our trading symbol on the Over-The-Counter Bulletin Board will not change. Our Common Stock now trades on the Over-The-Counter Bulletin Board under the trading symbol "EACC."

                                  PROPOSAL TWO

             Increase in number of authorized shares of Common Stock

PURPOSE OF INCREASING NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         We are contractually obligated to issue addition shares of common stock In order to fulfill our obligation to holders of warrants, options and other derivative securities. In order to fulfill our contractual obligation to such holders, we must increase the number of shares of common stock we are authorized to issue. Additionally, the Company's Board of Directors believes that it is desirable to have additional authorized shares of Common Stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. The Company's Board of Directors believes that having such additional authorized shares of Common Stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders.

         The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this action is not being undertaken with the intent that it be utilized as a type of anti-takeover device.

         There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock.

         The amendment to the Company's Certificate of Incorporation shall be filed with the Nevada Secretary of State. A copy of the Amended Certificate of Incorporation is included herewith as Exhibit A.

                          EFFECTIVE TIME OF AMENDMENTS

         If approved by holders of a majority of outstanding shares of our Common Stock, these amendments will become effective on the date we file an amendment to our Certificate of Incorporation with the Nevada Secretary of State.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments to our Certificate of Incorporation which is not shared by all other stockholders.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.

         The securities that would have been entitled to vote if a meeting was required to have been held regarding this amendment to our Certificate of Incorporation consist of shares of our Common Stock. Each share of our Common Stock is entitled to one vote. The record date for determining our stockholders who would have been entitled to notice of and to vote on the amendments to our Certificate of Incorporation, was June 25, 2004. The number of outstanding shares of our Common Stock at the close of business on that date was 33,802,394.

Security Ownership of Principal Holders and Management.

         The following table sets forth certain information as of June 25, 2004, regarding current beneficial ownership of the shares of any class of our voting securities by (i) each person known by us to own more than 5% of the outstanding shares of our Voting Securities, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based on 33,802,394outstanding shares of Common Stock.



Name and Address of                      Amount and Nature of    Percentage
Beneficial Owner (1)                     Beneficial Ownership     (2)(16)
---------------------                    --------------------    ----------

Eric Seidel (3)                               2,555,925           7.25%
Scott Moore (4)                                 481,417           1,41%
Reed Mattingly (5)                              630,164           1.84%
Dave Mattingly (6)                              269,537               *
Stacey Adams (7)                                221,135               *
Jeffrey D. Dickson (8)                        1,153,550           3.32%
Nicholas D. Trbovich, Jr. (9)                   321,719               *
Christopher Korge (10)                        3,700,256          10.32%
Canadian Advantage Limited
  Partnership (11)                            2,991,504           8.85%
Advantage (Bermuda) Fund, Ltd. (12)           1,137,330           3.36%
Kinderhook Partners, LP (13)                  5,192,858          14.27%
Entrade, Inc. (14)                            2,387,108           6.95%

Directors and officers
as a group (8 persons) (15)                   9,333,703          23.51%

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Unless otherwise noted, each such person is deemed to be the beneficial owner of shares of Common Stock held by such person on June 25, 2004, and any shares of Common Stock which such person has the right to acquire pursuant to securities exercisable or exchangeable for, or convertible into, Common Stock, within 60 days from such date. The address of each beneficial owner is in care of the Company, 110 East Douglas Rd, Oldsmar, Florida 34677.

(2) Based on 33,802,394 shares of Common Stock outstanding at the close of business on June 25, 2004. Excludes: (i) 19,867,746 shares currently issuable pursuant to outstanding warrants and options issued under Stock Option Plan;
(ii) 1,075,269 shares issuable upon conversion of a convertible note; and (iv) shares of our Common Stock issuable upon conversion of our Series A Preferred Stock and outstanding convertible notes.

(3) 400,000 shares of our Common Stock were issued to Mr. Seidel as founder shares. He acquired 12,341 in open market purchases and exercised 777,504 of options granted to him by the company. He subsequently gave up 104,753 in a divorce. This amount also includes vested options to acquire 1,000,000 Common Shares at an exercise price of $.01 and options to acquire 470,833 Common Shares at exercise prices between $0.10 and $2.00. This amount excludes options, which are not vested over the next 60 days, to acquire 126,667 Common Shares at an exercise price of between $0.10 to $0.52, which vest through February 1, 2005.

(4) This amount represents (i) 1,500 common shares acquired in open market purchase, (ii) options to acquire 150,000 common shares at an exercise price of $.01, (iii) the exercise of options to acquire 81,250 shares at an exercise price of $.01(iv) vested options to acquire up to 248,667 common shares at an exercise price between $0.13 and $2.69. This amount excludes unvested options for 78,333 common shares at exercise prices between $0.13 and $0.69, which vest through April 25, 2006.

(5) Mr. Reed Mattingly's ownership consists of (i) 64,000 of our common shares issued to him in connection with the Premier Express Claims, Inc. merger, (ii) the issuance of 125,701 shares in satisfaction of a promissory note plus interest related to the Premier Express Claims, Inc. merger, (iii) the exercise of options to acquire 65,463 shares at an exercise price of $.01,and (iv) options to acquire 200,000 common shares at an exercise price of $.01 and (v) options to acquire up to 175,000 shares at exercise prices between $0.15 to $2.00. This amount excludes unvested options to acquire up to 45,000 common shares at exercise prices of $0.15 to $0.69, which vest through December 21, 2005.

(6) Mr. Dave Mattingly's ownership consists of (i) 14,704 of our common shares issued to him when he exercised his options at $.01 per share, (ii) 1,500 shares that he purchased on the open market, (iii) options to acquire 150,000 common shares at an exercise price of $.01, (iv) options to acquire up to 103,333 shares at exercise prices between $0.15 and $3.38. This amount excludes unvested options to acquire up to 36,667 common shares at exercise prices of $0.15 to $0.69, which vest through December 21, 2005.

(7) Ms. Stacey Adams' ownership consists of (i) 5,000 of our common shares issued to her when she exercised her options at $.01 per share, (ii) options to acquire 160,802 common shares at an exercise price of $.01, (iii) options to acquire up to 55,333 shares at exercise prices between $0.15 and $3.00. This amount excludes unvested options to acquire up to 29,667 common shares at exercise prices of $0.15 to $0.69, which vest through December 21, 2005.

(8) Includes 160,000 shares of our Common Stock issued to Mr. Dickson as founder shares and 18,550 shares acquired in the open market. Also includes options to acquire up to 900,000 shares of our Common Stock at $0.01 and 75,000 shares at a price between $0.90 and $2.00.

(9) Mr. Trbovich, Jr.'s ownership consists of (i) 149,639 shares issued to him for his service on the board, (ii) 2,080 shares that he purchased on the open market, (iii) 10,000 shares owned by Mr. Trbovich's wife, of which he disclaims beneficial ownership, and (iv) options to acquire up to 160,000 shares at exercise prices between $0.13 and $1.91. This amount excludes unvested options to acquire up to 37,500 common shares at exercise prices of $0.32 to $0.45, which vest through April 30, 2005.

(10) Mr. Korge's ownership consists of (i) 488,090 common shares relating to the conversion of $300,000 of our convertible debentures, which matured on September 30, 2001 at a conversion price of $0.63, (ii) 143,925 shares issued to him for his service on the board, (iii) 15,000 shares that he purchased on the open market, (iv) 107,527 shares purchased from the Company in August 2003, (v) warrants to acquire up to 1,000,000 shares of our Common Stock at a conversion price of $0.35 in connection with the issuance of our convertible debentures in 2001, (vi) warrants to acquire up to 892,857 shares of our Common Stock at a conversion price of $0.35 in connection with the purchased of unit in 2004 (vii) 892,857shares issued as a result of the units purchased on 4/23/04, and (viii) options to acquire 160,000 shares at exercise prices between $0.13 and $1.91 for services as a director. This amount excludes unvested options to acquire up to 37,500 common shares at exercise prices of $0.13 to $0.45, which vest through April 30, 2005.

(11) Represents shares received upon the conversion of preferred shares in March 2002 as reported on a Schedule 13D on or about March 26, 2002. John Pennington has investment decision-making authority for this entity. Excludes warrants to acquire up to 403,165 shares of our Common Stock issued as Purchaser and Agent Warrants in connection with the issuance of our Series A. Preferred Stock.

(12) Represents shares received upon the conversion of preferred shares in March 2002 as reported on a Schedule 13D on or about March 26, 2002. John Pennington has investment decision-making authority for this entity. Excludes warrants to acquire up to 503,165 shares of our Common Stock issued as Purchaser and Agent Warrants in connection with the issuance of our Series A Preferred Stock.

(13) Represents shares purchased in a private placement in the May of 2004.

(14) Represents shares acquired privately in December 2001 as reported on a
Schedule 13G filed on or about December 13, 2001, plus shares purchased in April of 2004.

(15) Includes outstanding options and warrants to acquire up to 5,901,825shares of our Common Stock issued to our officers and directors, which are currently exercisable.

(16) Excludes warrants to acquire 541,220 shares of our Common Stock issuable as Purchaser and Agent Warrants and excludes shares of our Common Stock currently held or relating to the conversion of our Series A Preferred Stock owned by Governor's Road, LLC. David Sims as the director of Navigator Management, which is the general partner of this fund, is the natural person who controls and has investment making decision authority over our securities owned by Governors Road, LLC and its affiliates. Mr. Sims disclaims beneficial ownership of all of these shares. Each of these entities has entered into an agreement which provides that such entity will not acquire any additional shares of our Common Stock in the open market or, convert our Series A Preferred Stock into the Common Stock or exercise warrants if the effect of such a purchase, exercise or conversion would be to increase such entity's equity ownership position above 4.9%. Accordingly, because it is not anticipated that any of these entities will acquire beneficial ownership within the next 60 days of shares of our Common Stock underlying warrants or conversion privileges of our Series A Preferred Stock such amounts are excluded from the above tables.

         *        Less than .1%.

Effective Date of Amendment.

         The effective date of these amendments will be on the later of the opening of business on June 25, 2004, or 21 days from the mailing of this Information Statement to our stockholders.

                            EXPENSES OF SOLICITATION

The Company will bear the expenses of preparing and mailing this consent material, as well as the cost of any required solicitation. In addition to this solicitation of consents, the officers, directors and regular employees of the Company, without receiving any additional compensation therefore, may solicit consents by mail, telephone, or personal contact. The Company will also request stockholders, banks and other fiduciaries to forward proxy material to their principals or customers who are the beneficial owners of shares and will reimburse them for reasonable out-of-pocket expenses incurred.


BY ORDER OF THE BOARD OF DIRECTORS



___________ __, 2004                Jeffery D. Dickson, Chairman
                              eAUTOCLAIMS.COM, INC.
               CONSENT BY STOCKHOLDER TO ACTION WITHOUT A MEETING

         THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EAUTOCLAIMS.COM, INC.

         The undersigned, a stockholder of record of eAutoclaims.com, Inc. on June 25, 2004, hereby consents, pursuant to Section 78.320 of the Nevada Revised Statutes, with respect to all shares of common stock, par value $.001 per share, of eAutoclaims.com, Inc. held by the undersigned and as indicated below, to the following actions without a meeting, without prior notice and without a vote.

         THE COMPANY STRONGLY RECOMMENDS THAT THE STOCKHOLDERS CONSENT TO THE FOLLOWING RESOLUTIONS:

                   PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


1. Amend our Certificate of Incorporation to change the name of the company to eAutoclaims, Inc.

                           CONSENT FOR               WITHHOLD CONSENT

                             [  ]                         [  ]



2. Amend our Certificate of Incorporation to increase the number of authorized shares of common stock we are authorized to issue to 100,000,000 shares

                           CONSENT FOR               WITHHOLD CONSENT

                            [  ]                         [  ]



         PLEASE SIGN, DATE AND RETURN THIS CONSENT PROMPTLY USING THE ENCLOSED ENVELOPE.

         PLEASE SIGN BELOW EXACTLY AS NAME APPEARS ON THIS CONSENT. If shares are registered in more than one name the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. Trustees' guardians, executors and administrators should sign in their official capacity giving their full title as such. If a partnership, please sign in the partnership name by authorized persons. MAKE SURE THAT THE NAME ON YOUR CERTIFICATE(S) AND THE NUMBER OF SHARES ARE EXACTLY AS YOU INDICATE BELOW.


-----------------------                -------------------------------------
Number of Common Shares                            Signature

                                     Print Name:
                                                ----------------------------

---------------------------
Dated

                                     ---------------------------------------
                                         Signature (if held jointly)

                                     ---------------------------------------
                                       Title or authority, if applicable

*THIS IS YOUR CONSENT CARD*

                                                           EXHIBIT A

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS

         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: eAutoclaims.com, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

         ARTICLE I.  NAME

         The name of this corporation is eAutoclaims, Inc.

         ARTICLE IV  AUTHORIZED SHARES

         The Corporation is authorized to issue a total of 105,000,000 shares consisting of 5,000,000 shares of preferred stock having a par value of $0.001 per share and 100,000,000 shares of common stock having a par value of $0.001 per share. The powers, preferences, rights, qualifications, limitations, or restrictions of the shares of stock of each class and series which the Corporation is authorized to issue, is as follows:

         (a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional, and other rights of each such series and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of preferred Stock, the designation, powers, preferences, and relative participating, optional, and other rights, and the qualifications, limitations, and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing the following:

                  (i) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute, each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

                  (ii) The rate and times at which, and the terms and conditions upon which dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of the Corporation or on any series of Preferred Stock and whether such dividends shall be cumulative or non-cumulative;

                  (iii) The right, if any, of the holders of shares of the same series to convert the same into, or exchange the same for any other class or classes of the Corporation and the terms and conditions of such conversion or exchange;

                  (iv) Whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of any class or classes of stock of the Corporation, cash or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

                  (v) The rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding up of the Corporation;

                  (vi) The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

                  (vii) The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include
(A) the right to more or less than one vote per share on any or all matters voted on by the shareholders, and (B) the right to vote as a series by itself or together with other series of preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the board of directors my determine.

         (b) Common Stock. The Common Stock shall have the following powers, rights, qualifications, limitations and restrictions.

                  (i) After the requirements with respect to preferential dividends on Preferred Stock, if any, shall have been met and after the Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be required by the laws of the state of Nevada, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors;

                  (ii) After distribution in full of the preferential amount to be distributed to the holders of Preferred Stock, if any, in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each; and

                  (iii) Except as may otherwise be required by law or these articles of incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including, any vote to amend the articles of incorporation to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences, or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters and shall not have the right to cumulate their votes for any purpose.

         (c)  Other Provisions.

                  (i) The board of directors of the Corporation shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders of any or all shares of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the board of directors has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessment thereon.

         (ii) Unless otherwise provided in the resolution of the board of directors providing for the issue of any series of Preferred Stock, no holder of shares of any class of the Corporation or of any security or obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the Corporation. whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized.

         (iii) Anything herein contained to the contrary notwithstanding, any and all right, title, interest and claim in and to any dividends declared or other distributions made by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any person whatsoever.

         (iv) The Corporation expressly elects not to be governed by the provisions of sections 78.378 to 78.3793, inclusive, and sections 78.411 to 78.115, inclusive, of the Nevada Revised Statutes, including any amended or successor provision thereto, which provisions shall not apply to the Corporation or any of its Stockholders.



4. Effective date of filing (optional):___________________________ (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

                            /s/ Eric Seidel, President
                         -----------------------------------

     *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

     IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.